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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
June 10, 2004

ABERDENE MINES LIMITED
 (Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33189	88-0454792
(Commission File No.)	(IRS Employer ID)

101 Convention Center Drive
Suite 700
Las Vegas, Nevada 89109
 (Address of principal executive offices and Zip Code)

(702) 873-3488
 (Registrant's telephone number, including area code)

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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release

ITEM 9.     REGULATION FD DISCLOSURE

Aberdene Mines Limited announced that on June 4, 2004, the Company declared a stock dividend of one additional share of common stock for each one share outstanding. The stock dividend will be paid to shareholders of record on June 14, 2004. The share certificates will be mailed to shareholders on June 16, 2004 and the shares will begin trading at their post-dividend price on June 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of June, 2004.

ABERDENE MINES LIMITED

BY:	/s/ Brent Jardine
Brent Jardine, President, Principal Executive Officer,
Treasurer and Principal Financial Officer